UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 25, 2020

AGENUS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29089	06-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Forbes Road

Lexington, MA 02421

(Address of principal executive offices, including zip code)

(781) 674-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	AGEN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 25, 2020, Agenus Inc. (“Agenus”) and Bay Center Investor LLC (the “Landlord”) entered into a lease agreement (the “Lease”) pursuant to which Agenus will lease a building containing approximately 83,620 square feet in Emeryville, California for cGMP manufacturing space for its commercial antibody manufacturing requirements and additionally, laboratory and office space (the “Building”).

Pursuant to the terms of the lease, Agenus will immediately take possession of the Building to commence warm-up construction and tenant improvements (collectively, “Improvements”). The landlord will contribute an aggregate of approximately $21.2 million toward the cost of the Improvements.

The Lease will commence upon the earlier of (i) the completion of the Improvements or (ii) January 1, 2022 (the “Commencement Date”). The Lease has an initial term of 15 years from the Commencement Date, and Agenus has the option to extend the Lease for two successive ten-year terms. Agenus is entitled to a 6-month period of abated base rent from the Commencement Date, after which time Agenus will pay the Landlord base rent at an initial rate of $63 per square foot per year. Rent will be payable in equal monthly installments and subject to 3% annual increases over the term. Additionally, Agenus is responsible for reimbursing the Landlord for the building’s property taxes and operating expenses. In connection with the Lease, Agenus will maintain a letter of credit for the benefit of the Landlord in an amount of $2.6 million.

The foregoing description of the terms of the Lease does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the Lease, filed as Exhibit 10.1 herewith.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Office Lease by and between Bay Center Investor LLC and Agenus Inc. dated November 25, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 25, 2020	AGENUS INC.

	By:	/s/ Evan D. Kearns
Evan D. Kearns
VP, General Counsel and Secretary